UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C INFORMATION Statement

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SPAR Group, Inc.

(Name of Registrant as Specified In Its Charter)

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NOTICE TO STOCKHOLDERS

To The Stockholders of SPAR Group, Inc.:

The enclosed Information Statement is being furnished to the holders of record of shares of the common stock (the "Common Stock") of SPAR Group, Inc., a Delaware corporation ("we", "us", "our", the "Corporation", or "SGRP", and together with SGRP's subsidiaries, the "Company"), as of the close of business on the record date December 29, 2020.

The purpose of the Information Statement is to notify our stockholders that on December 29, 2020, the Corporation received delivery of the completed Written Consent of Stockholders (as so delivered, the "12-29 Written Consent") from Robert G. Brown, William H. Bartels and the other Majority Stockholders (see Majority Stockholders Background, below) changing the Supermajority Requirement in the Corporation's By-Laws to a majority (at least 51%) of all directors serving on the Board ("Absolute Majority Requirements"), acting unilaterally, and without the participation of SGRP's Board, Governance Committee or other stockholders. Mr. Brown completed the delivery to SGRP of the Majority Stockholders' finalized executed counterparts on December 29, 2020, after earlier incomplete deliveries, even though they are dated earlier (as of December 24, 2020).

SGRP believes that the 12-29 Written Consents and the new Absolute Majority Requirements will not become effective until after all of the notices, filings and other conditions required under applicable law have been satisfied, which must occur at least twenty (20) calendar days following the Corporation's delivery of this Information Statement to Corporation's stockholders as required under applicable (the "Effective Time"). Such delivery and the Effective Time may not occur until late January or February 2021.

WE ARE NOT ASKING YOU FOR A PROXY OR WRITTEN CONSENT AND YOU ARE NOT REQUESTED OR PERMITTEDTO SEND SGRP A PROXY OR WRITTEN CONSENT.

No action is required or permitted by you. The enclosed Information Statement is being furnished to you to inform you that the foregoing unilateral actions have been approved by the Majority Stockholders. Because the Majority Stockholders have voted in favor of the foregoing actions and have sufficient voting power to approve such actions through their majority ownership of Common Stock without any action by SGRP's Board or other stockholders, no other stockholder consents will be solicited in connection with the matters described in this Information Statement.

The Board is not soliciting your proxy in connection with the adoption of these resolutions, and proxies are not requested from stockholders. However, SGRP plans to solicit your proxy in connection with the upcoming annual meeting of stockholder in May.

You are urged to read this Information Statement in its entirety for a description of the actions taken by the Majority Stockholders through their Written Consents.

This Information Statement is being mailed on or about January____, 2021, to shareholders of record on December 29, 2020.

/s/ Fay DeVriese
Fay DeVriese, Chief Financial Officer

January ___, 2021

Auburn Hills, MI

SPAR GROUP, INC.

1910 Opdyke Court

Auburn Hills, MI 48326

Information STATEMENT

Stockholder Written Consent

GENERAL INFORMATION

This Information Statement is being furnished to the holders of record of shares of the common stock (the "Common Stock") of SPAR Group, Inc., a Delaware corporation ("we", "us", "our", the "Corporation", or "SGRP", and together with SGRP's subsidiaries, the "Company"), as of the close of business on the record date December 29, 2020.

The purpose of the Information Statement is to notify our stockholders that on December 29, 2020, the Corporation received delivery of the completed Written Consent of Stockholders (as so delivered, the "12-29 Written Consent") from Robert G. Brown, William H. Bartels and the other Majority Stockholders (see Majority Stockholders Background, below) changing the Supermajority Requirement in the Corporation's By-Laws to a majority (at least 51%) of all directors serving on the Board ("Absolute Majority Requirements"), acting unilaterally, and without the participation of SGRP's Board, Governance Committee or other stockholders. Mr. Brown completed the delivery to SGRP of the Majority Stockholders' finalized executed counterparts on December 29, 2020, after earlier incomplete deliveries, even though they are dated earlier (as of December 24, 2020).

SGRP believes that the 12-29 Written Consents and the new Absolute Majority Requirements will not become effective until after all of the notices, filings and other conditions required under applicable law have been satisfied.

Changing SGRP's By-Laws Supermajority Requirement

As a result of the Delaware Settlement (see below), a "super majority" vote of at least 75% of all directors serving on the Board of Directors of SGRP (the "Board") is required for any of the following (the "Supermajority Requirements") under SGRP's By-Laws, which was added as a result of a previous written stockholder consent from Robert G. Brown and William H. Bartels (see Majority Stockholders Background, Prior Written Consents, Actions and By-Laws Amendments, below):

●	Issuance of more than 500,000 shares of stock individually or in any series of transactions;
●	Issuance of any preferred stock;
●	Declaration of any non-cash dividend on the shares of capital stock of the Corporation;
●	Any By-Laws or Committee Charter modification;
●	Formation or expansion of the authority of any Committee or subcommittee; or
●	Appointment or removal of any Committee member.

Other matters continue to be decided by a regular majority vote of more than 50% of the directors present and voting in any meeting in which a quorum is present.

On December 22, 2020, the Board considered Mr. Robert Brown's proposed additional changes to SGRP's By-Laws. Mr. Brown moved that the Supermajority Requirements of 75% of the entire Board in Sections 3.12 and 4.02(e) be amended to require a majority of at least 51% of the entire Board. That modification was not approved because it did not receive the requisite supermajority, that modification failed. SGRP's management is against the modification, along with a majority of SGRP's independent directors, since they believe these important matters should continue to follow the Supermajority Requirements to insure independence of corporate governance in the interest of SGRP and all shareholders.

New Written Consents from Majority Stockholders to Eliminate the Supermajority Requirement

On the day after the December 22nd Board meeting, Mr. Brown sent to SGRP's Secretary, Fay DeVriese, the preliminary Written Consent from Robert G. Brown, William H. Bartels and the other Majority Stockholders (see Majority Stockholders Background, below) changing the Supermajority Requirement to a majority (at least 51%) of all directors serving on the Board ("Absolute Majority Requirements"), acting unilaterally, and without the participation of SGRP's Board, Governance Committee or other stockholders. Mr. Brown completed the delivery to SGRP of the Majority Stockholders' finalized executed counterparts on December 29, 2020, after earlier incomplete deliveries (as so delivered, the "12-29 Written Consent"), even though they were dated earlier as of December 24, 2020.

SGRP believes that the 12-29 Written Consents and the new Absolute Majority Requirements will become effective upon the delivery of the Definitive Information Statement to SGRP's stockholders as required under applicable SEC Rules (see Notice and Information Statement, below). Such delivery and the Effective Time may not occur until late January or February 2021.

The 12-29 Written Consent is attached as Exhibit 99.1 to the Corporation's Current Report on Form 8-K as filed with the SEC on January 5, 2021, and is hereby incorporated herein by reference.

Majority Stockholders Background

Mr. Robert G. Brown is a director, co-founder and significant stockholder of SGRP, and together with two related parties, (i) SP/R, Inc. Defined Benefit Pension Trust (the "Trust"), which is a trust for the benefit (in part) of Robert G. Brown and controlled by Robert G. Brown's children as its trustees, and (ii) Innovative Global Technologies, LLC, of which Robert G. Brown is a manager (collectively, with Robert G. Brown and the Trust, the "Brown Group"), together own and share voting power respecting 6,107,065 SGRP shares, or approximately 28.9% of the outstanding SGRP Shares.

Mr. William H. Bartels also is a director, co-founder and significant stockholder of SGRP, and together with the WHB Services, Inc. Incentive Savings Plan and Trust (the "Bartels Group"), together own and share voting power respecting 5,254,570 SGRP shares, or approximately 24.9% of the outstanding SGRP Shares.

The Brown Group and Bartels Group together own and have owned a majority (over 54%) of the outstanding SGRP Shares and will be referred to collectively as the "Majority Stockholders".

The Brown Group (without the Bartels Group) has made several special meeting requests respecting (among other things) the election of Mr. Brown's brother, James S. Brown. The latest special meeting (the "Second Special Meeting") called by the Brown Group is currently scheduled for January 19, 2021. The Brown Group (without the Bartels Group) also has placed By-Law amendments on the Annual Stockholder ballot and the Second Special Meeting ballot.

See SGRP's definitive Proxy Statement respecting the Second Special Meeting filed with the SEC on December 10, 2020 (the "Second Special Meeting Proxy Statement"), SGRP's definitive Proxy Statement respecting its Annual Meeting of Stockholders held on May 13, 2020, which SGRP filed with the SEC on May 1, 2020 (the "Annual Meeting Proxy Statement"), SGRP's definitive Proxy Statement and Information Statement (the "First Special Meeting Proxy/Information Statement") respecting the Special Meeting of Stockholders held on April 30, 2020 (the "First Special Meeting"), filed with the SEC on April 3, 2020, and SGRP's Current Report on Form 8-K respecting the First Special Meeting voting results as filed with the SEC on May 4, 2020 (the "First Special Meeting Report").

See also Note 5 to SGRP's Consolidated Financial Statements -- "Related Party Transactions" and Part II - Item 1 – "Legal Proceedings", in SGRP's Quarterly Report on form 10-Q as filed with the SEC on November 16, 2020 ("Q3 2020 Report").

Prior Written Consents, Actions and By-Laws Amendments

The Majority Stockholders have acted as a control group and adopted written consents to unilaterally, and without the participation of SGRP's Board, Governance Committee or other stockholders, endeavoring to (among other things) change the then-current By-Laws of SGRP (the "Proposed 2018 Amendments") in order to (among other things) remove authority from the Board through new supermajority requirements and stockholder only approvals, which ultimately was resolved in a negotiated settlement that included the adoption of SGRP's Amended and Restated By-Laws on January 18, 2019 (the "Delaware Settlement"). See Part I, Item 3 -- Legal Proceedings – "RELATED PARTIES AND RELATED PARTY LITIGATION", in SGRP's Annual Report on Form 10-K for its fiscal year ended December 31, 2019 (as filed, the "2019 Annual Report"), as filed with the SEC on April 14, 2020, and Part II - Item 1 – "Legal Proceedings", in SGRP's Q3 2020 Report.

Pursuant to the Delaware Settlement, the parties agreed to amend and restate SGRP's then-current By-Laws (the "2019 Restated By-Laws") with negotiated changes to the Proposed Amendments that adopted the new supermajority requirements sought by the Majority Stockholders.

Notice and Information Statement

Applicable law requires SGRP to provide prompt notice to the other stockholders of any action taken by written consent. In addition, applicable law requires SGRP to file the definitive version of this Information Statement with the SEC (this "Definitive Information Statement" or "Information Statement"), which will (when deemed delivered) serve as the notice to other stockholders of SGRP that, because the Majority Stockholders acted unilaterally and without sufficient advance notice to SGRP of their proposed action date and timing, SGRP could not have first asked all stockholders to execute the Written Consents as required under applicable law.

Applicable law requires the Definitive Information Statement to be filed with the SEC at least twenty (20) days prior to the earliest date on which the corporate action may be taken by consent. Accordingly, SGRP is taking the position that the Written Consents will not be effective until at least 20 calendar days following the date on which the Definitive Information Statement is sent to SGRP's other stockholders that did not execute the Written Consents, which cannot occur immediately.

The preliminary Schedule 14C (the "Preliminary Information Statement") was filed with the SEC on January 19, 2021, and at least 10 calendar days have passed. As the SEC did not provide comments on the preliminary Information Statement during such 10-day period, SGRP filed this Definitive Information Statement with the SEC on January ___, 2021, and mailed this Definitive Information Statement to SGRP's stockholders.

SGRP must mail the appropriate number of copies of this Definitive Information Statement to the Depository Trust Company ("DTC"), SGRP's transfer agent, each DTC participant and each beneficial stockholder known to SGRP. In order to do that mailing, SGRP will obtain an up-to-date list of its stockholders as of December 29, 2020, which includes inquiries through its transfer agent, DTC, and a broker search, which takes time and also may delay the effective time of the Written Consents.

Due to the lead time involved in the SEC's review of the Preliminary Information Statement, the broker search and mailing processes, it will likely be more than thirty days before all of the notices, filings and other conditions under applicable law have been satisfied and 12-29 Written Consent and the new Absolute Majority Requirements take effect. SGRP will begin preparing the Preliminary Information Statement and the updated stockholder list as promptly as reasonably practicable.

SGRP believes that the 12-29 Written Consents and the new Absolute Majority Requirements will not become effective until after all of the notices, filings and other conditions required under applicable law have been satisfied, which must occur at least twenty calendar days following the Corporation's deemed delivery of this Definitive Information Statement (the "Effective Time"). Such delivery and the Effective Time may not occur until late January or February 2021.

THE BOARD OF DIRECTORS OF THE CORPORATION

The Board is responsible for overseeing the management, policies and direction of the Corporation, both directly and through its committees (see "Corporate Governance" below). The current members of the Board as of November 27, 2020, and the nominee for election to the Board are set forth below:

Name	Age	Position with SPAR Group, Inc.
Arthur H. Baer (1)	73	Chairman of the Board, Director and Chairman of the Audit Committee
Igor Novgorodtsev (1) (2) (3)	50	Vice Chairman. Director and Chairman of the Compensation Committee
William H. Bartels	76	Director
Peter W. Brown (2) (3) (5)	39	Director
Jeffrey A. Mayer (1) (3)	68	Director and Chairman of the Governance Committee
Panagiotis ("Panos") N. Lazaretos (2) (3)	48	Director and Chairman of the Technology Committee
Robert G. Brown (4) (6)	77	Director
James R. Brown Sr.	73	Nominee

(1)	Member of the Governance and Audit Committees
(2)	Member of the Technology and Strategic Committee
(3)	Member of the Compensation Committee
(4)	Mr. Robert G. Brown resigned as Chairman and a member of SGRP's Strategic Committee effective September 1, 2020.
(5)

Peter W. Brown resigned as a member of the Audit Committee on January 6, 2021, after becoming a paid consultant to the Corporation's Brazilian subsidiary as required under Nasdaq rules. See Related Party Transactions, below.

(6)	Member of the Technology Committee

Arthur H. Baer has served as the Chairman of the Board since July 17, 2020, as the Chairman of the Audit Committee since February 1, 2020, and as a Director and member of the Audit and Governance Committees and the Special Subcommittee of the Audit Committee since September 3, 2019. He was a Legislator in Columbia County, New York until 2015 and previously served as the Chairman of the Board of Supervisors from January 2008 to December 2009 and as County Executive during the same period.  Mr. Baer was Dean of the College of Business and Administration at Drexel University in Philadelphia from 1993 to 1996.  For 20 years (from 1998 through August of 2018), he was also a Director and Audit Committee Chair for Seneca Foods, Inc., a multi-billion dollar international food company. Mr. Baer's business background also includes experience in managing businesses, senior leadership development and the evaluation of strategic opportunities and challenges. He was President of Hudson Valley Publishing from 2003 to 2008 and also held the position from 1998 to 1999. He was President of Arrow Electronics Europe from 2000 to 2002 and President of XYAN Inc. from 1996 to 1998. Mr. Baer has also served as a senior executive at Standard Brands, Northwest Industries, and Cablevision Systems.  He holds a B.A. and M.B.A. from Columbia University.  The Board concluded that Mr. Baer should be a director of the Corporation because of his extensive experience in senior management and financial matters and the evaluation of strategic opportunities and challenges.

Igor Novgorodtsev has served as Vice Chairman of the Board and Chairman of Compensation Committee since July 17, 2020, and as a Director and as a member of the Audit, Compensation, Governance, Technology and Strategic Committees since May 28, 2020. He is the CEO and founder of FlashAlert, low-latency market news service, and Managing Director of Lares Capital LLC, an investment fund. Mr. Novgorodtsev currently is with Bank of New York Mellon. He also has served in several technology leadership roles at Bank of New York Mellon, Bridgewater Associates, and Intercontinental Stock Exchange. Mr. Novgorodtsev received an MS in Mechanical Engineering from SUNY at Buffalo and MBA from NYU Stern School of Business.

William H. Bartels serves as a Director of SGRP and has held that position since July 8, 1999 (the effective date of the Merger). He served as Vice Chairman since July 8, 1999, until he retired from that position on July 17, 2020. He retired as an employee of the Company as of January 1, 2020 (in accordance with the actions of SGRP's Compensation Committee on January 22, 2020).  See Bartels' Retirement and Director Compensation, below.  Mr. Bartels most recently led the Company's domestic M&A activity, expanding SPAR's presence and building relationships throughout the industry. Recently, he located and assisted in the acquisition of Resource Plus and their affiliated marketing service and related technology and fixture manufacturing companies.  Prior to the Merger, he served as Vice Chairman, Secretary, Treasurer and Senior Vice President of the SPAR Marketing Companies (a business he co-founded) since 1967. From 1967 to 1999, he was responsible for sales and marketing of the SPARLINE technology and its related consulting business for evaluating trade promotion spending and strategies for the top tier of CPG companies, domestic and international.  He gained industry-wide recognition for SPARLINE (which ceased being a Company product and became a related party product in 1999) as reported through numerous industry publications, while negotiating partnerships with research companies in the U.K and Australia for using the system. He has spoken at conferences in the U.S., Europe, and South America such as: Advertising Research Foundation, Promotion Marketing Association of America, European Society of Marketing Research, Advertising Age and American Management Association. When SPAR began its marketing service business, Mr. Bartels again assumed a business development role and was individually responsible for signing a significant portion of SPAR's customer revenue.

Jeffrey A. Mayer joined the Board of SGRP in January 2019 and is the Chairman of the Governance Committee and serves as a member of the Compensation Committee and Audit Committee. Mr. Mayer has had a long career as an entrepreneur and executive in the energy industry. Since 2018 Mr. Mayer has served as the Executive Chairman of Oasis Charger Corporation, the manufacturer and distributor of the Juice Bar EV charger systems. Since 2011 Mr. Mayer founded and served as President and CEO of Soluxe Inc., and Chairman of its subsidiaries, Solomon Energy Inc. Solomon Energy Advisors LLC, and Solomon Community Solar LLC. Since 2015 Mr. Mayer served as advisor to and venture partner of Oak Investment Partners. In addition to SPAR Group, he is a member of the Boards of Directors of Photobucket Corp. and Tomorrow Energy Inc. He serves on a number of not-for-profit boards including Kingsley Trust Association and Social Venture Partners of Connecticut. In 1999 Mr. Mayer founded, and through 2011 served as CEO and President of, and Chairman or a member of the Board of, MXenergy, Inc., which was an SEC reporting entity. From 1993 through 1999, Mr. Mayer served as a managing director of AIG Trading Corporation and Sempra Energy Trading Company and as President of AIG Securities Corporation and AIG Clearing Corporation. From 1999 through 2005, Mr. Mayer served as a member of the Risk Oversight Committee of Northeast Utilities and consultant to Northeast Utilities and to Chicago Board of Trade Clearing Corporation. From 1987 through 1993, Mr. Mayer served as a Vice President of Goldman Sachs & Co., and from 1984 through 1987, Mr. Mayer served as the Chief Counsel of the J. Aron Commodities Division of Goldman Sachs & Co. From 1979 through 1983 Mr. Mayer served as an attorney with Barrett Smith Schapiro Simon & Armstrong in New York, NY. Mr. Mayer is a graduate of Yale University (B.A. 1973) and New York University (L.L.B. 1978). The Board concluded that Mr. Mayer should be a Director of the Corporation because of his experience as a director of an SEC reporting entity, extensive management experience and legal expertise.

Peter W. Brown joined the Board of SGRP in May 2018, and serves as a member of the Compensation, Governance, Technology and Strategic Committees. He served as a Board Observer to the Corporation's Board of Directors from 2014 through December 2016, serves as a Director of the Corporation's Brazilian subsidiary, SPAR BSMT and owns EILLC (which owns 10% of SPAR BSMT). On December 8, 2020, BSMT hired him as a consultant to provide Brazil expansion strategy services to BSMT, and on January 6, 2021, he resigned from the Audit Committee (See Transactions with Related Persons, Promoters and Certain Control Persons - International Related Party Services, below). He also has served as a Director of Business Ideas Provider, LTD, since 2012, and represented SAS as a Director of Affinity Insurance, LTD, since 2013. Mr. Peter Brown received a BS from the University of Massachusetts's School of Natural Science and an MBA from the University of Massachusetts's Isenberg School of Management. Peter W. Brown has been re-determined to be an independent Director except for Related Party Matters (see Re-determining Independence of Peter W. Brown, below).

Panagiotis ("Panos") N. Lazaretos joined the SGRP Board on December 10, 2019, when his appointment under the Written Consents became effective (see Appointment and Election of Panagiotis ("Panos") N. Lazaretos as a Director, in the Annual Meeting Proxy/Information Statement).  Mr. Lazaretos has served as Chairman of the Technology Committee and a member of the Strategic Committees since they were formed on July 17, 2020.  Mr. Lazaretos has over 15 years of international business development experience focusing on retail service operations and on Central and Eastern Europe, Russia, the Middle East and North Africa. Mr. Lazaretos is a co-founder and significant shareholder of and since November 2017 has been the Chief Executive Officer and Chairman of the Board of Directors of Elvictor Group, Inc. (f/k/a Thenablers, Inc.), a non-operational international business development organization that will be focused on the design and execution of new market strategies for its clients and expanded into shipping crew management services in September 2020. Robert G. Brown, William H. Bartels and a number of their related parties are investors in Elvictor Group (although they collectively own less than one-half percent of the Elvictor Group outstanding stock). According to its most recent SEC Filings, Elvictor Group has recorded little revenue through September 30, 2020.  From time to time, Mr. Lazaretos has provided consulting services to SPAR InfoTech, Inc., an affiliate of the Corporation owned by Robert G. Brown, who retired as the Chairman and an officer and director of SGRP on May 3, 2018, and who is part of a control group with Mr. Bartels and others.  February 2017 to June 2019, Mr. Lazaretos was a Director of Business Development at Sales Service International. From June 2013 to November 2016, Mr. Lazaretos was a Regional Director for Field Marketing Services for Adecco Group. From June 2002 to May 2013, Mr. Lazaretos was a Vice President of International Operations for SGRP where he worked from Greece and helped SGRP's President of International Operations and Chief Executive Officer in dealing with SGRP's largely autonomous joint venture subsidiaries and related expansions. From July 1999 to June 2002, Mr. Lazaretos was a Director of Technology at SGRP, and held the same position with one of its pre-merger predecessors from June 1997 to July 1999, where he began his career and helped them transition from a paper process to a web-based data collection and reporting platform.  In May 1997, Mr. Lazaretos received a BS in Computer Science from the State University of New York, New York, at New Paltz, and from 1999 to 2001 attended MBA classes focused on information technology at Pace University.

Robert G. Brown rejoined the Board as a Director on April 24, 2020, pursuant to the written consents of the Brown Group and Mr. Bartels (See the First Special Meeting Proxy/Information Statement), and became Chairman of SGRP's Strategic Committee and a member of SGRP's Technology Committee when such committees were formed on July 17, 2020. Mr. Robert G. Brown resigned as Chairman and a member of SGRP's Strategic Committee effective September 1, 2020. Mr. Brown served as director of SGRP from July 8, 1999, the effective date of the merger of SPAR Marketing Force, Inc., and related companies, a business he co-founded (the "SPAR Companies"), with PIA Merchandising Services, Inc. (the "Merger") creating SPAR Group Inc., until his retirement on May 3, 2018. Mr. Robert G. Brown served as the non-executive Chairman of SGRP from 2012 through such retirement, as the Executive Chairman and an Officer of SGRP from 2008 through 2012, and as the Executive Chairman, Chief Executive Officer and President of SGRP from July 8, 1999, through 2008.  Prior to the Merger in 1999, Mr. Robert G. Brown served as the Chairman, President and Chief Executive Officer of the SPAR Companies since certain of its predecessors were formed in 1979. See Transactions with Related Persons, Promoters and Certain Control Persons - Domestic Related Party Services, SBS Bankruptcy, Settlement and March 2020 Claim, Summary of Certain Related Party Transactions, Infotech Litigation and Settlement, Affinity Insurance, and Other Related Party Transactions and Arrangements in the Second Special Meeting Proxy Statement.

DIRECTOR NOMINEE

James R. Brown Sr. retired in 2015 from his position as Labor Counsel for the Public Massachusetts Community College System, a system comprised of fifteen individual colleges. Mr. Brown represented the community college system in labor and other areas of law, including serving as chief spokesperson and negotiator during collective bargaining contract negotiations, impact bargaining, grievance hearings, and arbitrations at the American Arbitration Association. He represented the community colleges before administrative agencies in both state and appellate courts and advised on labor and employee matters including discipline and appointments. Mr. Brown also advised the community colleges regarding business contracts, compliance with the commonwealth's ethics' and public records' laws, and campus safety. Mr. Brown served in his position as Labor Counsel since 1997. Prior to that, Mr. Brown was a part-time labor and employment consultant to individual public higher education community colleges as well as Boston State University. James R. Brown Sr. received a BS in Finance and an MBA from Boston University. Mr. Brown received a JD from New England Law-Boston.

INTEREST OF CERTAIN PERSONS IN MATTERS ACTED UPON

Prior Actions of the Majority Stockholders and their Control Group and Related Delaware Settlement

Mr. Robert G. Brown and his companies are and have been involved in a number of material adverse claims and actions against the Company.  The Company has completely rejected these unfounded and unsubstantiated claims, and believes it was released from all such claims by SBS in the SBS bankruptcy reorganization.  See Domestic Related Party Services, SBS Bankruptcy and Settlement, March 2020 Claim, and Infotech Litigation and Settlement, in SGRP's definitive Proxy Statement respecting the Second Special Meeting filed with the SEC on December 10, 2020 (the "Second Special Meeting Proxy Statement")

EXECUTIVES AND OFFICERS OF THE CORPORATION

Set forth in the table below are the names, ages and offices held by all Executives and Officers of the Corporation as of December 9, 2020.

Name	Age	Position with SPAR Group, Inc. (1) (2)

Vacant		Chief Executive Officer, President [and a Director]

Fay DeVriese	55	Chief Financial Officer

Kori G. Belzer	55	Chief Operating Officer

Gerard Marrone	58	Chief Revenue Officer

Steven J. Adolph	54	President International

(1)

Under the Corporation's Restated By-Laws and the resolutions of the Board, each of the following individuals have been designated as both an "Executive" and an "Officer" of the Corporation except as otherwise noted below. An Executive is generally an executive officer of the Corporation and part of its senior management.

(2)

Each named individual is an "at will" employee of the Company. Their nominal terms as Executives and Officers are for one year, lasting from one annual stockholders meeting to the next. However, see Potential Severance Payments upon a Change-In-Control and Termination, below.

Fay DeVriese serves as the Chief Financial Officer of SGRP and has done so since August 31, 2020. Prior to joining SGRP, she served as Chief Financial Officer at Letica Corporation and has served in financial leadership roles at DSM Engineering Plastics, Eaton Corporation, Continental Automotive Systems and Motorola. Ms. DeVriese is a certified public accountant, licensed in the State of New York. She earned a Bachelor of Business Administration degree from the State University of New York.

Kori G. Belzer serves as the Chief Operating Officer of SGRP and has done so since January 1, 2004. From 2000 through 2003, Ms. Belzer served as the Chief Operating Officer of SPAR Administrative Services, Inc. (then known as SPAR Management Services, Inc.) ("SAS"), and SPAR Business Services, Inc. (then known as SPAR Marketing Services, Inc.), each an affiliate of SGRP (see Transactions with Related Persons, Promoters and Certain Control Persons, below). From 1997 to 2000, Ms. Belzer served as Vice President of Operations of SAS and as Regional Director of SAS from 1995 to 1997. Prior to 1995, she served as Client Services Manager for SPAR/Servco, Inc.

Gerard (Gerry) Marrone joined SPAR Group, Inc. as SVP Sales & Marketing in January 2017 and was promoted to Chief Revenue Officer in December of the same year. As Chief Revenue Officer he oversees all revenue generation and marketing activities for the company. He is responsible for strategic growth initiatives and expansion of the domestic business. His role includes seeking and leading strategic alliances and joint ventures and he is responsible for developing capabilities and best practices within the sales and marketing function that will be shared and implemented across the organization and the international network.

Steven J. Adolph serves as the President International of SGRP and has done so since June 21, 2016. Prior to his current position, Mr. Adolph served in several executive roles including: President of Kalamazoo Outdoor Gourmet, CEO Asia/Pacific for Invacare, Vice President International for SentrySafe and Vice-President Asia/Pacific for Equal/NutraSweet. Mr. Adolph graduated Magna Cum Laude from Duke University and has an MBA with distinction from the Kellogg School of Management at Northwestern University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Please see the table entitled SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT in the Second Special Meeting Proxy Statement certain information (which is all incorporated herein by reference) regarding the beneficial ownership of SGRP's Common Stock as of March 30, 2020, by: (i) each person (or group of affiliated persons) who is known by SGRP to own beneficially more than 5% of SGRP's Common Stock; (ii) each of SGRP's directors and nominee for director; (iii) each of the Named Executive Officers in the Summary Compensation Table; and (iv) SGRP's directors and Executives as a group.

Transactions with Related Persons, Promoters and Certain Control Persons

Please see Transactions with Related Persons, Promoters and Certain Control Persons in the Second Special Meeting Proxy Statement (which is all incorporated herein by reference)

Supplementing the Discussion of Ethics Code Enforcement in the Second Special Meeting Proxy Statement

The Company's senior management is generally responsible for monitoring compliance with the Ethics Code and establishing and maintaining compliance systems, including those related to the oversight and approval of conflicting relationships and transactions, subject to the review and oversight of SGRP's Governance Committee as provided in Part I Sections 2, 3, 11 and 12 of the Governance Committee's Charter, and SGRP's Audit Committee as provided in Part IV Section 15 of the Audit Committee's Charter. The Governance Committee and Audit Committee each consist solely of independent outside directors (see Domestic Related Party Services, International Related Party Services, SBS Bankruptcy, Settlement and March 2020 Claim, Summary of Certain Related Party Transactions, Infotech Litigation and Settlement, Affinity Insurance, and Other Related Party Transactions and Arrangements, in the Second Special Meeting Proxy Statement).

Supplementing the Discussion of the SBS Bankruptcy in the Second Special Meeting Proxy Statement

The Company recorded the total settlement amount of $174,097 due from SBS as of December 31, 2019, respecting the potential Discounted Claim Payments.  This settlement amount is payable in 24 equal monthly payments of $7,254 starting January 1, 2020.  Through January 1, 2021, SBS is in default of making the first twelve payments totaling $87,048 and formal default notices have been sent to SBS. SBS has responded and claimed an offset respecting its undocumented and unproven claims. As of September 30, 2020, the total settlement of $174,097 was reserved by the Company, but such reservation does not release or affect SBS' obligations to make those payments to the Company.

Supplementing the Discussion of International Related Party Services and Re-determining Independence of Peter W. Brown in the Second Special Meeting Proxy Statement

On December 8, 2020, BSMT hired Peter Brown as a consultant to provide Brazil expansion strategy services to BSMT, and on January 6, 2021, he resigned from the Audit Committee in accordance with Nasdaq Rules

CORPORATE GOVERNANCE

Please see Board Structure, Leadership and Risk Oversight, Board Meetings, Board Size, Board Committees, Audit Committee, Compensation Committee, Governance Committee, Strategic Committee, Technology Committee, Director Nominations: Experience, Integrity, Diversity and other Criteria, 2019 Restated By-Laws, Limitation of Liability and Indemnification Matters, and Ethics Codes in the Second Special Meeting Proxy Statement (which are all incorporated herein by reference)

Supplementing the discussion of Audit Committee in the Second Special Meeting Proxy Statement:

The Audit Committee (among other things and as more fully provided in the Audit Charter) oversees the governing documents, policies, principles, practices or processes respecting financial statement, reporting, audit or related matters, and regulatory, compliance, legal or other issues, within its knowledge as provided in Part IV Section 15 of the Audit Committee's Charter.

Supplementing the Discussion of Compensation Committee in the Second Special Meeting Proxy Statement

As a result of recent changes to its Charter, most decisions of the Compensation Committee now require the approval of the Board.

 STOCK-BASED COMPENSATION PLANS

Please see STOCK-BASED COMPENSATION PLANS and Compensation Policy in the Second Special Meeting Proxy Statement (which are all incorporated herein by reference).

EXECUTIVE COMPENSATION

Please see EXECUTIVE COMPENSATION, Summary Compensation Table, Potential Severance Payments upon a Change-In-Control and Termination, Outstanding Equity Awards at Fiscal Year-End, in the Second Special Meeting Proxy Statement (which are all incorporated herein by reference).

COMPENSATION OF DIRECTORS

Please see COMPENSATION OF DIRECTORS in the Second Special Meeting Proxy Statement (which is all incorporated herein by reference).

 COMPENSATION PLANS

Please see COMPENSATION PLANS, and Equity Compensation Plans in the Second Special Meeting Proxy Statement (which are all incorporated herein by reference).

 Submission of Stockholder Proposals and Director Nominations for Annual Meetings

For any business, nominee or proposal to be properly brought before any annual meeting by a stockholder (acting in his or her capacity as stockholder), the Restated By-Laws require that such stockholder must give timely written notice thereof by physical delivery to the Secretary of SGRP. Any stockholder who wishes to present any business, nominee or proposal for action at the 2021 Annual Meeting of SGRP stockholders (the "2021 Annual Meeting") must notify SGRP by no later than February 12, 2021. Such stockholder's notice shall be in the form and contain the substance required under the Restated By-Laws and the rules and regulations promulgated by the Securities and Exchange Commission. Accordingly, notices of stockholder proposals and nominations submitted after February 12, 2021, or that do not conform to the requirements of the Restated By-Laws or Rule 14a-18 of the Securities Exchange Act of 1934 (relating to proposals to be presented at the meeting but not included in SGRP's Proxy Statement and form of proxy) will be considered untimely or incomplete, respectively, and thus such matters will not be brought before the 2021 Annual Meeting.

Stockholder proposals submitted under Rule 14a-18 of the Securities Exchange Act of 1934 (relating to proposals to be presented at the meeting but not included in SGRP's Proxy Statement and form of proxy) can be submitted by no later than the 90th day preceding the scheduled stockholder meeting. Since such a proposal does not have to be in the Proxy Statement, this provision was added to the Restated By-Laws pursuant to the Settlement (see 2019 Restated By-Laws, above) and principally benefits those who make such a proposal and have sufficient votes to approve it, such as the Majority Stockholders. However, the Corporation may choose to voluntarily include such a proposal in its Proxy Statement to provide actual notice to all of its stockholders.

The Restated By-Laws provide that a stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the 2021 Annual Meeting (i) a brief description of the business, nominee or proposal desired to be brought before the 2021 Annual Meeting and the reasons for considering the same at the 2021 Annual Meeting, (ii) the name and address, as they appear on SGRP's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of SGRP's stock which are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (iv) any financial interest of such stockholder (or any affiliate or family member of such stockholder), whether current or at any time within the past three years, in such business, nominee or proposal. In addition, if the notice is a nomination of a candidate for director, the stockholder's notice also must contain (A) the proposed nominee's name and qualifications, including five year employment history with employer names and a description of the employer's business, whether such individual can read and understand basic financial statements, and board memberships (if any), (B) the reason for such recommendation, (C) the number of shares of stock of SGRP that are beneficially owned by such nominee, (D) a description of any business or other relationship, whether current or at any time within the past three years, between such nominee (or any affiliate or family member of such nominee) and either the Company, any of its directors or officers, its auditor, or any of its customers or vendors, and (E) a description of any financial or other relationship, whether current or at any time within the past three years, between the stockholder (or any affiliate or family member of such stockholder) and such nominee (or any affiliate or family member of such nominee).

If it is determined by the Governance Committee or the presiding officer of the 2021 Annual Meeting that a stockholder proposal was not made in accordance with the terms of the Restated By-Laws or the applicable SEC Rules or is not under the circumstances required to be considered thereunder, such proposal will not be acted upon at the 2021 Annual Meeting.

DELIVERY OF Information Statement MATERIALS TO HOUSEHOLDS

Pursuant to the rules of the SEC, services that deliver the Company's communications to stockholders that hold their stock through a bank, broker or other holder of record may deliver to multiple stockholders sharing the same address a single copy of any Information Statement and/or a printed version of the 2019 Annual Report to stockholders and this information Statement. Upon oral or written request, the Company will promptly deliver a separate copy of the above materials to any stockholder at a shared address to which a single copy of the document was delivered. Stockholders sharing an address may also request delivery in the future of a single copy of such documents if they are currently receiving multiple copies of such documents. Stockholder may notify SGRP of their requests by writing to: Spar Group, Inc., 1910 Opdyke Court, Auburn Hills, MI 48326, Attn: Fay DeVriese, Chief Financial Officer.

OTHER REPORTS

A COPY OF THE 2019 ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2019 (THE "2019 ANNUAL REPORT") FILED WITH THE SEC ON APRIL 14, 2020, THE QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED September 30, 2020, FILED WITH THE SEC ON November 16, 2020, THE QUARTERLY REPORT ON FORM 10-Q/A FOR THE QUARTER ENDED June 30, 2020, FILED WITH THE SEC ON AugUST 18, 2020, AND THE CURRENT REPORTS ON FORM 8-K AND THE PROXY AND INFORMATION STATEMENTS REFERENCED IN THIS INFORMATION STATEMENT ARE AVAILABLE AT INVESTORS.SPARINC.COM/SEC-FILINGS.

SGRP WILL PROVIDE EACH PERSON TO WHOM THIS INFORMATION STATEMENT IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON AND BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST, A COPY OF ANY AND ALL OF THE INFORMATION THAT HAS BEEN INCORPORATED BY REFERENCE IN THIS INFORMATION STATEMENT (EXCLUDING ALL EXHIBITS NOT EXPLICITLY INCORPORATED BY REFERENCE HEREIN). REQUESTS FOR COPIES OF THE 2019 ANNUAL REPORT MUST BE SENT TO Spar Group, Inc., 1910 Opdyke Court, Auburn Hills, MI 48326, Attn: Fay DeVriese, Chief Financial Officer.

THE 2019 ANNUAL REPORT, THE QUARTERLY REPORTS ON FORM 10-Q, THE CURRENT REPORTS ON FORM 8-K AND THE PROXY AND INFORMATION STATEMENTS REFERENCED IN THIS INFORMATION STATEMENT ARE NOT PART OF SGRP'S SOLICITING MATERIAL.

WE ARE NOT ASKING YOU FOR A PROXY OR WRITTEN CONSENT AND YOU ARE NOT REQUESTED OR PERMITTEDTO SEND SGRP A PROXY OR WRITTEN CONSENT.

/s/ Fay DeVriese
Fay DeVriese, Chief Financial
Officer

Auburn Hills, MI